Cue Health Reports Fourth Quarter and Full-Year 2022 Financial Results
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SAN DIEGO, CA – March 15, 2023 – Cue Health Inc. ("Cue") (Nasdaq: HLTH), a healthcare technology company, today reported financial results for the fourth quarter and full-year 2022.

Recent and Full-Year 2022 Highlights

•Reported fourth quarter revenue of $146.8 million, including $92.4 million in deferred revenue related to our agreement with the U.S. Department of Defense. Full-year 2022 revenue was $483.5 million.
•Achieved all test menu expansion milestones for 2022 including four molecular diagnostic tests submissions to the U.S. Food and Drug Administration (FDA):
◦COVID-19 de novo submission for full clearance in the second quarter of 2022
◦Flu A/B de novo submission in the third quarter of 2022
◦Flu A/B + COVID multiplex submission for emergency use authorization (EUA) in the third quarter of 2022
◦Mpox, formerly known as monkeypox, submission for EUA for point-of-care use in the first quarter of 2023
◦RSV molecular test clinical studies completed in the first quarter of 2023
◦Chlamydia + Gonorrhea molecular clinical studies began in the fourth quarter of 2022
◦Strep Throat molecular clinical studies began in the fourth quarter of 2022
•Launched Cue CareTM our foundational diagnostic-to-treatment solution, enabling individuals to consult with a healthcare professional and get treatment delivered to their home within hours, if medically indicated.
•Introduced a new collection of at-home diagnostic test kits for a variety of health conditions, including sexually transmitted infections, heart health, and food sensitivities, providing personalized care from the convenience and privacy of home. Individuals order tests online, collect samples, mail to a CLIA-certified laboratory partner, and get results delivered to their Cue Health App, with the option to access Cue Care for clinical consultation and prescriptions, if medically indicated.
•Executed a cost reduction plan, which is expected to result in cash savings of approximately $100 million on an annualized basis, while prioritizing near-term revenue generating opportunities.
•Cash and cash equivalents of $241.5 million as of December 31, 2022, while the $100 million secured revolving credit facility remains undrawn and company continues to operate with no debt obligations.

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“Our full year 2022 results reflect the success we’ve seen with our first product and the investments we’ve made to execute on all of our strategic priorities, which position us well to become the category leader in diagnostic testing both in the home and at the point of care,” said Ayub Khattak, Chairman and CEO of Cue Health. “From diagnostic testing to virtual care to the procurement of treatment for a range of infectious diseases as well as a growing menu of general health and wellness concerns, Cue has strengthened its integrated care platform to empower people to live their healthiest lives.”

Fourth Quarter 2022 Financial Results

Revenue was $146.8 million for the fourth quarter of 2022, including $92.4 million of deferred revenue recognized in the quarter from our agreement with the U.S. Department of Defense.

Excluding deferred revenue, fourth quarter of 2022 revenue was $54.4 million from ongoing operations, driven by stronger than anticipated COVID-19 testing orders from existing customers.

Private sector revenue was $52.4 million, 36% of total revenue or 96% of revenue from ongoing operations. Public sector revenue was $94.4 million or $1.9 million excluding deferred revenue. Disposable test cartridge revenue was $50.5 million.

GAAP product gross profit margin was 38% in the fourth quarter of 2022. Adjusted product gross profit margin was 18% excluding the impact of deferred revenue and one-time adjustments to inventory reserves related to excess readers and reader components.

Operating expenses in the fourth quarter of 2022 were $94.6 million, excluding cost of revenues, reflecting an increase in research and development spend to support product development, software technology, and menu expansion investments.

GAAP net income in the fourth quarter of 2022 was a loss of $31.5 million and earnings per diluted share was a loss of $0.21. Cue's adjusted net income was a loss of $74.4 million and adjusted earnings per diluted share was a loss of $0.50. Adjusted EBITDA was a loss of $54.0 million.

Full-Year 2022 Financial Results

Revenue was $483.5 million for the full year of 2022 or $391.1 million when excluding deferred revenue.

Private sector revenue was $374.7 million, or 77% of total revenue. Public sector revenue was 23% of total revenue or $108.8 million. Disposable test cartridge revenue was $358.1 million for the full year 2022.

GAAP product gross profit margin was 30% for the full year 2022. Adjusted product gross profit margin was 38% after excluding one-time inventory charges of $92.8 million and the impact from deferred revenue.

Operating expenses for the full year 2022 were $359.2 million including $2.0 million of restructuring expenses taken during the fiscal year.

GAAP net income for the full year 2022 was a loss of $194.1 million and earnings per diluted share was a loss of $1.31. Cue's Adjusted net income was a loss of $191.8 million and Adjusted earnings per diluted share was a loss of $1.29. Adjusted EBITDA was a loss of $91.5 million.

Cash and cash equivalents were $241.5 million as of December 31, 2022. In addition, Cue Health's $100 million secured revolving credit facility remains undrawn and Cue Health operates with no debt obligations.

Guidance

Cue Health expects first quarter 2023 revenues in the range of $20 million to $25 million.

About Cue Health
Cue is a healthcare technology company that makes it easy for individuals to access health information and places diagnostic information at the center of care. Cue enables people to manage their health through real-time, actionable, and connected health information, offering individuals and their healthcare providers easy access to lab-quality diagnostics anywhere, anytime, in a device that fits in the palm of the hand. Cue’s first-of-its-kind COVID-19 test was the first FDA-authorized molecular diagnostic test for at-home and over-the-counter use without a prescription and physician supervision. Outside the United States, Cue has received the CE mark in the European Union, Interim Order authorization from Health Canada, regulatory approval from India's Central Drugs Standard Control Organization, and PSAR authorization from Singapore's Health Sciences Authority. Cue was founded in 2010 and is headquartered in San Diego. For more information, please visit www.cuehealth.com.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, including statements related to the submission of any FDA applications and expectations around receiving clearance, growth in our customer base, expectations regarding production capacity, potential technology enhancements and future performance and our guidance, including first quarter 2023 guidance, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements”. The words, without limitation, “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “would,” “develop,” “pave,” “seek,” “offer,” “grow”, “expand” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those related to the expected capabilities of the flu A/B standalone, flu A/B + Covid multiplex, RSV test, Strep Throat test, mpox test and Chlamydia + Gonorrhea multiplex test, the expansion of Cue Care, our ability to maintain customer growth rates, our ability to increase private sector revenue, our ability maintain or replace the revenue historically generated from our government contracts, our ability to effectively scale our manufacturing capacity to meet contractual obligations with our customers and market demand, our ability to realize operating expense annualized savings as a result of the previously announced cost reduction program, and the factors discussed in the "Risk Factors" section of Cue’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC. Any forward-looking statements contained in this press release are based on the current expectations of Cue’s management team and speak only as of the date hereof, and Cue specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

This product has not been FDA cleared or approved; but has been authorized by FDA under an Emergency Use Authorization, or EUA. This product has been authorized only for the detection of nucleic acid from SARS-CoV-2, not for any other viruses or pathogens. The emergency use of this product is only authorized for the duration of the declaration that circumstances exist justifying the authorization of emergency use of in vitro diagnostics for detection and/or diagnosis of COVID-19 under Section 564(b)(1) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 360bbb-3(b)(1), unless the declaration is terminated or authorization is revoked sooner.

Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we consider certain financial measures that are not prepared in accordance with GAAP, including Adjusted Product Gross Profit Margin, Adjusted Net (loss) Income, Adjusted Diluted EPS and Adjusted EBITDA (loss). We use these financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

Adjusted EBITDA is defined as net income before interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, restructuring expense, inventory charges – inventory reserves/warranty reserves, DoD deferred revenue release, banking and finance-related items including fair value adjustments - convertible notes.

Adjusted product gross profit is defined as product gross profit, before DoD deferred revenue release and inventory charges – inventory reserves / warranty reserves.

Adjusted net (loss) income is defined as Net (loss) income, before Inventory charges – inventory reserves / warranty reserves, DoD deferred revenue release, restructuring expense and tax effects.

Adjusted diluted EPS is defined as Diluted EPS before Inventory charges – inventory reserves / warranty reserves, DoD deferred revenue release, restructuring expense and tax effects.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, these non-GAAP metrics should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP. For reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures see the financial tables below.

Contact Us
Lorna Williams
ir@cuehealth.com

Cue Health
press@cuehealth.com

CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Product revenue	$145,701	$191,280	$474,166	$615,796
Grant and other revenue	1,076	1,226	9,310	2,311
Total revenue	146,777	192,506	483,476	618,107

Operating costs and expenses:
Cost of product revenue	90,783	102,796	329,973	276,542
Sales and marketing	19,312	21,198	88,580	28,729
Research and development	56,149	21,679	171,452	42,829
General and administrative	19,157	23,452	97,103	79,788
Restructuring Expense	—	—	2,020	—
Total operating costs and expenses	185,401	169,125	689,128	427,888
Income (loss) from operations	(38,624)	23,381	(205,652)	190,219

Interest expense	(232)	(57)	(645)	(9,809)
Change in fair value of redeemable convertible preferred stock warrants	—	—	—	53
Change in fair value of convertible notes	—	—	—	(59,560)
Loss on extinguishment of debt	—	—	—	(1,998)
Other income (expense), net	2,035	291	2,493	272
Net income (loss) before income taxes	(36,821)	23,615	(203,804)	119,177

Income tax expense (benefit)	(5,315)	(10,615)	(9,748)	32,759
Net income (loss)	$(31,506)	$34,230	$(194,056)	$86,418
Net income (loss) per share attributable to common stockholders – basic	$(0.21)	$0.23	$(1.31)	$0.63
Weighted-average number of shares used in computation of net income (loss) per share attributable to common stockholders – basic	149,711,419	146,367,756	148,024,749	52,815,449
Net income (loss) per share attributable to common stockholders – diluted	$(0.21)	$0.22	$(1.31)	$0.59
Weighted-average number of shares used in computation of net income (loss) per share attributable to common stockholders – diluted	149,711,419	152,531,173	148,024,749	59,635,384

CONDENSED BALANCE SHEETS
(In thousands, except share amounts and share data)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$241,530	$409,873
Restricted cash	800	13,837
Accounts receivable	18,751	104,589
Inventories	82,210	88,388
Prepaid expenses	15,728	45,889
Other current assets	12,134	7,446
Total current assets	371,153	670,022

Non-current inventories	25,436	—
Property and equipment, net	189,275	177,456
Operating lease right-of-use assets	85,321	79,474
Intangible assets, net	16,867	7,673
Other non-current assets	6,528	5,435
Total assets	$694,580	$940,060

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$7,150	$37,208
Accrued liabilities and other current liabilities	52,378	29,498
Income taxes payable	—	8,297
Deferred revenue, current	1,566	82,165
Operating lease liabilities, current	7,739	7,147
Finance lease liabilities, current	2,362	2,621
Total current liabilities	71,195	166,936

Deferred revenue, net of current portion	—	10,283
Operating leases liabilities, net of current portion	44,045	46,464
Finance lease liabilities, net of current portion	849	3,271
Other non-current liabilities	1,997	6,356
Total liabilities	118,086	233,310

Stockholders’ Equity (Deficit)
Common stock, $0.00001 par value; 500,000,000 and 500,000,000 shares authorized, 150,406,014 and 146,402,991 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in-capital	794,567	730,767
Accumulated deficit	(218,074)	(24,018)
Total stockholders’ equity (deficit)	576,494	706,750
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$694,580	$940,060

Non-GAAP Net Income (Loss)
(In thousands, except share data)

The following table presents the reconciliation of Net (loss) income to Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(31,506)	$34,230	$(194,056)	$86,418
Interest expense	232	57	645	9,809
Income tax expense (benefit)	(5,315)	(10,615)	(9,748)	32,759
Depreciation and amortization	11,953	6,430	44,942	32,509
Stock-based compensation	15,776	17,421	64,291	42,979
Restructuring expense	—	—	2,020	—
Inventory charges - inventory reserves / warranty reserves	47,352	—	92,806	—
DoD deferred revenue release	(92,448)	—	(92,448)	—
Fair value adjustment - convertible notes	—	—	—	59,560
Forgiveness of promissory notes	—	—	—	12,880
Banking and finance-related items	—	—	—	7,998
Adjusted EBITDA	$(53,956)	$47,523	$(91,548)	$284,912

The following table presents the reconciliation of Product gross profit margin to Adjusted product gross profit margin, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Product revenue	$145,701	$191,280	$474,166	$615,796
Cost of product revenue	90,783	102,796	329,973	276,542
Product gross profit	54,918	88,484	144,193	339,254
Product gross profit margin	38%	46%	30%	55%

DoD deferred revenue release	(92,448)	—	(92,448)	—
Adjusted product revenue	53,253	191,280	381,718	615,796
Inventory charges - inventory reserves / warranty reserves	47,352	—	92,806	—
Adjusted product gross profit	$9,822	$88,484	$144,551	$339,254
Adjusted product gross profit margin	18%	46%	38%	55%

The following table presents the reconciliation of Net (loss) income / diluted EPS to Adjusted net (loss) income / diluted EPS, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022		2022
	Dollar Amount	Per Diluted Share	Dollar Amount	Per Diluted Share
Net (loss) income / diluted EPS	$(31,506)	$(0.21)	$(194,056)	$(1.31)
Inventory charges - inventory reserves / warranty reserves	47,352	0.32	92,806	0.63
DoD deferred revenue release	(92,448)	(0.62)	(92,448)	(0.62)
Restructuring expense	—	—	2,020	0.01
Tax effects	2,165	0.01	(114)	—
Adjusted net (loss) income / diluted EPS	$(74,437)	$(0.50)	$(191,792)	$(1.29)